TEMPUR SEALY REPORTS FIRST QUARTER 2015 RESULTS

 – Reports First Quarter GAAP EPS of $0.38; Adjusted EPS of $0.55
– Total Net Sales Increase 5.4%; Constant Currency Net Sales Increase 9.4%
– Raises Financial Guidance for 2015

LEXINGTON, KY, April 28, 2015 - Tempur Sealy International, Inc. (NYSE:TPX), the world's largest bedding provider, today announced financial results for the first quarter ending March 31, 2015. The Company also increased financial guidance for the full year 2015.

FIRST QUARTER FINANCIAL SUMMARY

•
Earnings per diluted share ("EPS") under U.S. generally accepted accounting principles ("GAAP") in the first quarter of 2015 were $0.38 as compared to GAAP EPS of $0.44 in the first quarter of 2014. The 2015 results reflect integration costs, additional costs related to the Company’s 2015 Annual Meeting, and a redemption value adjustment to the Company's redeemable non-controlling interest. The 2014 results also reflect integration costs.

•
Adjusted EPS (which is a non-GAAP financial measure) increased 3.8% to $0.55 in the first quarter of 2015 as compared to adjusted EPS of $0.53 in the first quarter of 2014. On a constant currency basis, adjusted EPS increased 20%.

•
Total net sales increased 5.4% to $739.5 million in the first quarter of 2015 from $701.9 million in the first quarter of 2014. The net sales increase was driven by strong sales growth in the North America business segment. On a constant currency basis, total net sales increased 9.4%, with increased net sales in both the North America and International business segments. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency Information” at the end of this press release.

•
GAAP gross margin was 37.7% in the first quarter of 2015 as compared to 38.4% in the first quarter of 2014. Adjusted gross margin (which is a non-GAAP financial measure), which excludes costs incurred to align the business related to the Sealy acquisition, was 38.5% in the first quarter of 2015 as compared to 38.7% in the first quarter of 2014. The reduction in gross margin was a result of a decreased gross margin in the International business segment, offset by a solid improvement in gross margin of the North America business segment.

•
GAAP operating income was $54.4 million in the first quarter of 2015 as compared to $62.4 million in the first quarter of 2014. Operating income in the first quarter of 2015 included $11.7 million of integration costs and $2.1 million of additional costs related to the Company's 2015 Annual Meeting, and operating income in the first quarter of 2014 included $7.4 million of integration costs. Adjusted operating income (which is a non-GAAP financial measure) was $68.2 million, or 9.2% of net sales in the first quarter of 2015 as compared to $69.8 million, or 9.9% of net sales in the first quarter of 2014. Unfavorable foreign exchange rates impacted adjusted operating income by $8.9 million in the first quarter of 2015 as compared to the prior year.

•
GAAP net income in the first quarter of 2015 was $23.4 million as compared to GAAP net income of $27.4 million for the first quarter of 2014. The Company reported adjusted net income (which is a non-GAAP financial measure) of $34.1 million for the first quarter of 2015 as compared to adjusted net income of $32.6 million for the first quarter of 2014, a 4.6% increase.

•
Earnings before interest, tax, depreciation and amortization ("EBITDA") for the first quarter of 2015 was $75.9 million as compared to $85.1 million for the first quarter of 2014. Adjusted EBITDA (adjusted EBITDA and EBITDA are non-GAAP financial measures) for the first quarter of 2015 was $90.5 million as compared to $91.4 million for the first quarter of 2014. Unfavorable foreign exchange rates impacted adjusted EBITDA by $8.5 million in the first quarter of 2015 as compared to the prior year.

•
The Company ended the first quarter of 2015 with consolidated funded debt less qualified cash (which is a non-GAAP financial measure) of $1.6 billion. The ratio of consolidated funded debt less qualified cash to adjusted EBITDA was 3.93 times, calculated in accordance with the Company’s senior secured credit facility.

Tempur Sealy International, Inc. CEO Mark Sarvary commented, "Tempur Sealy’s first quarter growth in sales and adjusted EPS, and the improved operating margins in North America, continue our momentum from the fourth quarter of 2014. They underscore the important progress we are making in driving enhanced financial results in 2015 and beyond. Our International results were slightly better than our projections, with a double-digit net sales increase on a constant currency basis. We delivered growth across Europe, Asia-Pacific and Latin America; however, as expected, foreign exchange headwinds impacted year-over-year sales and put pressure on margins. We expect performance for the remainder of the year to build on this momentum, and we are confident that our initiatives across all of our operations will drive continued sales, margin and adjusted EPS growth, despite a challenging currency environment."

Sarvary added, "We responded to the changed competitive environment in 2012 by taking decisive and effective action through 2013 and 2014, which resulted in a doubling of the value of Tempur Sealy since September 26, 2012 - the day before we announced the transformational acquisition of Sealy. The integration is now largely complete, and Sealy had strong growth in 2014 and entered 2015 with strong momentum, a dramatic change in trend. At the same time, we re-energized Tempur-Pedic in North America, achieving a 9% sales increase in 2014 and gaining market share, along with significantly improved margins in the second half of the year. We also positioned our International business for future growth by setting the ground work for an expansion of Sealy in Europe and Japan. We know that we have the opportunity to improve margins, and have implemented a series of initiatives that will increase operating margins by 300 basis points over the next three years. The performance in the first quarter of 2015 demonstrates that the actions we have taken are working and that momentum is building."

P. Andrews McLane, Chairman of Tempur Sealy, said, "The Company has reestablished its industry-leading position, but more work remains to be done. Today, Tempur Sealy is at a critical juncture, and a change in leadership, including the CEO, at this time would result in a transition period that would, at a minimum, slow the momentum that we are currently experiencing, if not derail it altogether. It is critical to the success of our business and the investments of our shareholders that the current Board and management team continue executing on the plan that is clearly delivering positive results."

Business Segment Highlights

The Company’s business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales increased 7.5% to $594.1 million in the first quarter of 2015 from $552.6 million in the first quarter of 2014. On a constant currency basis, North America net sales increased 8.5%. GAAP gross margin was 34.2% in the first quarter of 2015 as compared to 33.7% in the first quarter of 2014. GAAP operating margin was 9.7% in the first quarter of 2015 as compared to 9.6% in the first quarter of 2014. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency Information” at the end of this press release.

North America adjusted operating margin (which is a non-GAAP financial measure) was 11.2% as compared to 10.6% in the first quarter of 2014. The improvement in North America adjusted operating margin during the first quarter of 2015 was the result of an improvement in adjusted gross margin (which is a non-GAAP financial measure) of 1.1%, offset partially by higher advertising expenses in the first quarter of 2015 as compared to the same period in 2014. Unfavorable foreign exchange impacted operating margin by 0.4% in the first quarter of 2015 as compared to the same period in 2014.

International net sales decreased 2.6% to $145.4 million in the first quarter of 2015 from $149.3 million in the first quarter of 2014. On a constant currency basis, International net sales increased 12.8%. GAAP gross margin was 52.0% in the first quarter of 2015 as compared to 55.8% in the first quarter of 2014. GAAP operating margin was 17.4% in the first quarter of 2015 as compared to 22.4% in the first quarter of 2014.

International adjusted operating margin (which is a non-GAAP financial measure) was 18.3% as compared to 22.4% in the first quarter of 2014. The decline in International adjusted operating margin during the first quarter of 2015 was primarily the result of a decline in adjusted gross margin (which is a non-GAAP financial measure) of 3.4%. Unfavorable foreign exchange impacted operating margin by 1.0% in the first quarter of 2015 as compared to the same period in 2014.

Corporate GAAP operating expenses increased 19.0% to $28.8 million in the first quarter of 2015 from $24.2 million in the first quarter of 2014. The 2015 results reflect an additional $2.1 million of costs incurred in connection with the proxy solicitation campaign being conducted by a shareholder of the Company for the 2015 Annual Meeting and related issues.

Corporate adjusted operating expenses (which is a non-GAAP financial measure) increased 12.7% to $24.8 million in the first quarter of 2015 from $22.0 million in the first quarter of 2014. The increase in corporate adjusted operating expenses in the first quarter of 2015 was related to higher compensation expenses as well as higher legal and professional costs.

For additional information regarding adjusted EPS, adjusted net income, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating expense, adjusted operating margin, EBITDA, adjusted EBITDA, consolidated funded debt, and consolidated funded debt less qualified cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules.

Financial Guidance

Tempur Sealy also today raised its financial guidance for 2015.

For the full year 2015, the Company currently expects:

•	Net sales to range from $3.100 billion to $3.175 billion

•	Adjusted EPS to range from $2.80 to $3.15 per diluted share

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control. The Company noted its adjusted EPS guidance does not include integration costs related to the Sealy acquisition, redemption value adjustments on the Company’s redeemable non-controlling interest and additional costs incurred in connection with the proxy solicitation campaign being conducted by a shareholder of the Company for the 2015 Annual Meeting and related issues.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, April 28, 2015 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days. In connection with the conference call, the Company has prepared an investor presentation which has been filed with the Securities and Exchange Commission and is also available on the investor relations section of the Company's website.

Forward-looking Statements

This press release contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding net sales and adjusted EPS for 2015, net sales, margin and adjusted EPS growth and future growth of the International business. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of Directors.

There are a number of risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements contained in this press release. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements.

About the Company

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™ and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact:

Mark Rupe
Vice President, Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in millions, except per common share amounts)
(unaudited)

	Three Months Ended
	March 31,		Chg %
	2015	2014
Net sales	$739.5	$701.9	5.4%
Cost of sales	460.8	432.4
Gross profit	278.7	269.5	3.4%
Selling and marketing expenses	153.8	143.0
General, administrative and other expenses	77.7	70.3
Equity income in earnings of unconsolidated affiliates	(3.0)	(1.7)
Royalty income, net of royalty expense	(4.2)	(4.5)
Operating income	54.4	62.4	(12.8)%

Other expense, net:
Interest expense, net	20.4	22.2
Other (income) expense, net	(1.3)	1.0
Total other expense	19.1	23.2

Income before income taxes	35.3	39.2	(9.9)%
Income tax provision	(10.3)	(11.5)
Net income before non-controlling interest	25.0	27.7	(9.7)%
Less: Net income attributable to non-controlling interest (1),(2)	1.6	0.3
Net income attributable to Tempur Sealy International, Inc.	$23.4	$27.4	(14.6)%

Earnings per common share:
Basic	$0.38	$0.45
Diluted	$0.38	$0.44
Weighted average common shares outstanding:
Basic	60.9	60.7
Diluted	62.2	61.9

(1)
Income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the three months ended March 31, 2015 and 2014 represented $0.6 million and $0.3 million, respectively.

(2)
The Company is required to recognize its redeemable non-controlling interest in Comfort Revolution, LLC at the higher of 1) the accumulated earnings associated with the non-controlling interest or 2) the contractually-defined redemption value as of the balance sheet date. As of March 31, 2015, the redemption value exceeded the accumulated earnings associated with the redeemable non-controlling interest. Therefore, the Company recorded a $1.0 million redemption value adjustment, net of tax, to increase the carrying value of the redeemable non-controlling interest as of March 31, 2015. For all prior periods, the accumulated earnings exceeded the redemption value and, accordingly, the redeemable non-controlling interest was measured using its accumulated earnings. For further information, please refer to Note 16, "Redeemable Non-Controlling Interest" in the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K filed on February 13, 2015.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(in millions)

	March 31, 2015	December 31, 2014
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$45.0	$62.5
Accounts receivable, net	390.1	385.8
Inventories, net	226.9	217.2
Prepaid expenses and other current assets	55.9	56.5
Deferred income taxes	53.8	44.4
Total Current Assets	771.7	766.4
Property, plant and equipment, net	353.1	355.6
Goodwill	718.3	736.5
Other intangible assets, net	715.6	727.1
Deferred income taxes	8.7	8.6
Other non-current assets	87.7	68.4
Total Assets	$2,655.1	$2,662.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$236.6	$226.4
Accrued expenses and other current liabilities	220.0	233.3
Deferred income taxes	0.2	0.2
Income taxes payable	9.2	12.0
Current portion of long-term debt	70.1	66.4
Total Current Liabilities	536.1	538.3
Long-term debt	1,532.5	1,535.9
Deferred income taxes	259.9	258.8
Other non-current liabilities	117.3	114.3
Total Liabilities	2,445.8	2,447.3

Redeemable Non-Controlling Interest	14.8	12.6

Total Stockholders' Equity	194.5	202.7
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$2,655.1	$2,662.6

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before non-controlling interest	$25.0	$27.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	17.8	19.9
Amortization of stock-based compensation	4.0	4.1
Amortization of deferred financing costs	2.2	2.3
Bad debt expense	1.1	1.8
Deferred income taxes	(6.7)	(1.9)
Dividends received from unconsolidated affiliates	1.9	—
Equity income in earnings of unconsolidated affiliates	(3.0)	(1.7)
Non-cash interest expense on 8.0% Sealy Notes	1.3	1.2
Loss on sale of assets	0.1	0.3
Foreign currency adjustments and other	0.1	0.1
Changes in operating assets and liabilities	(50.2)	(55.4)
Net cash used in operating activities	(6.4)	(1.6)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(15.4)	(7.8)
Other	—	(0.8)
Net cash used in investing activities	(15.4)	(8.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under long-term debt obligations	97.9	74.5
Repayments of borrowings under long-term debt obligations	(98.8)	(66.5)
Proceeds from exercise of stock options	1.6	1.7
Excess tax benefit from stock-based compensation	—	0.9
Treasury shares repurchased	(1.1)	(2.2)
Other	0.2	0.1
Net cash (used in) provided by financing activities	(0.2)	8.5
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	4.5	0.4
Decrease in cash and cash equivalents	(17.5)	(1.3)
CASH AND CASH EQUIVALENTS, beginning of period	62.5	81.0
CASH AND CASH EQUIVALENTS, end of period	$45.0	$79.7

Summary of Channel Sales

The following table highlights net sales information, by channel and by segment, for the three months ended March 31, 2015 and 2014:

	Consolidated		North America		International
(in millions)	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2015	2014	2015	2014	2015	2014
Retail(1)	$676.1	$641.7	$569.8	$526.9	$106.3	$114.8
Other(2)	63.4	60.2	24.3	25.7	39.1	34.5
	$739.5	$701.9	$594.1	$552.6	$145.4	$149.3

(1)	The Retail channel includes furniture and bedding retailers, department stores, specialty retailers and warehouse clubs.
(2)	The Other channel includes direct-to-consumer, third party distributors, hospitality and healthcare customers.

Summary of Product Sales

The following table highlights net sales information, by product and by segment, for the three months ended March 31, 2015 and 2014:

	Consolidated		North America		International
(in millions)	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2015	2014	2015	2014	2015	2014
Bedding(1)	$675.7	$636.0	$558.6	$517.1	$117.1	$118.9
Other(2)	63.8	65.9	35.5	35.5	28.3	30.4
	$739.5	$701.9	$594.1	$552.6	$145.4	$149.3

(1)	Bedding products include mattresses, foundations, and adjustable foundations.
(2)	Other products include pillows and various other comfort products.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except percentages and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or total debt. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Adjusted Net Income and Adjusted EPS
A reconciliation of GAAP net income to adjusted net income and GAAP EPS to adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various integration costs associated with the acquisition of Sealy Corporation ("Sealy") and its historical subsidiaries (the "Sealy Acquisition"), including the transition of manufacturing facilities in North America, and redemption value adjustments to the carrying value of the Company’s redeemable non-controlling interest and additional costs incurred in connection with the proxy solicitation campaign being conducted by a shareholder of the Company for the 2015 Annual Meeting and related issues.

Adjusted Gross Profit and Gross Margin and Adjusted Operating Income and Operating Margin
A reconciliation of GAAP gross profit and gross margin to adjusted gross profit and gross margin, respectively, and GAAP operating income and operating margin to adjusted operating income and operating margin, respectively, is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the Company’s gross profit, operating income and margin performance excluding the impact of various integration costs associated with the Sealy Acquisition, including the transition of manufacturing facilities in North America, and additional costs incurred in connection with the proxy solicitation campaign being conducted by a shareholder of the Company for the 2015 Annual Meeting and related issues.

EBITDA and Adjusted EBITDA
A reconciliation of the Company's GAAP net income to EBITDA and adjusted EBITDA and a reconciliation of total debt to consolidated funded debt and consolidated funded debt less qualified cash are provided below. Management believes that the use of EBITDA and adjusted EBITDA also provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the Company’s compliance with key financial covenants.

Reconciliation of GAAP net income to adjusted net income and GAAP EPS to adjusted EPS

The following table sets forth the reconciliation of the Company’s GAAP net income and EPS for the three months ended March 31, 2015 and 2014 to the calculation of adjusted net income and adjusted EPS for the three months ended March 31, 2015 and 2014:

	Three Months Ended	Three Months Ended
(in millions, except per share amounts)	March 31, 2015	March 31, 2014
GAAP net income	$23.4	$27.4
Plus:
Redemption value adjustment on redeemable non-controlling interest, net of tax (1)	1.0	—
Integration costs, net of tax (2)	8.3	5.2
Other costs, net of tax (3)	1.5	—
Adjustment of income taxes to normalized rate (4)	(0.1)	—
Adjusted net income	$34.1	$32.6

GAAP earnings per share, diluted	$0.38	$0.44
Redemption value adjustment on redeemable non-controlling interest, net of tax (1)	0.02	—
Integration costs, net of tax (2)	0.13	0.09
Other costs, net of tax (3)	0.02	—
Adjusted earnings per share, diluted	$0.55	$0.53

Diluted shares outstanding	62.2	61.9

(1)
Redemption value adjustment on redeemable non-controlling interest represents a $1.0 million adjustment, net of tax, to increase the carrying value of the redeemable non-controlling interest as of March 31, 2015.

(2)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition.

(3)	Other costs represent additional costs incurred in connection with the proxy solicitation campaign being conducted by a shareholder of the Company for the 2015 Annual Meeting and related issues.
(4)	Adjustment of income taxes to normalized rate represents adjustments associated with the aforementioned items and other discrete income tax events.

Reconciliation of GAAP gross profit and margin to adjusted gross profit and margin and GAAP operating income (expense) and margin to adjusted operating income (expense) and margin

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended March 31, 2015:

(in millions, expect percentages)	Consolidated	Margin	North America (1)	Margin	International (2)	Margin	Corporate (3)
Net sales	$739.5		$594.1		$145.4		—

Gross profit	278.7	37.7%	203.1	34.2%	75.6	52.0%	—
Adjustments	6.3		5.7		0.6		—
Adjusted gross profit	285.0	38.5%	208.8	35.1%	76.2	52.4%	—

Operating income (expense)	54.4	7.4%	57.9	9.7%	25.3	17.4%	(28.8)
Adjustments	13.8		8.5		1.3		4.0
Adjusted operating income (expense)	$68.2	9.2%	$66.4	11.2%	$26.6	18.3%	$(24.8)

(1)
Adjustments for the North America business segment represent integration costs, which include compensation costs, professional fees and other charges related to the transition of manufacturing facilities, and other costs to support the continued alignment of the North America business segment related to the Sealy Acquisition.

(2)	Adjustments for the International business segment represent integration costs incurred in connection with the introduction of Sealy products in certain international markets.
(3)
Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy Acquisition, as well as additional costs incurred in connection with the proxy solicitation campaign being conducted by a shareholder of the Company for the 2015 Annual Meeting and related issues.

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended March 31, 2014:

(in millions, expect percentages)	Consolidated	Margin	North America (1)	Margin	International	Margin	Corporate (2)
Net sales	$701.9		$552.6		$149.3		—

Gross profit	269.5	38.4%	186.2	33.7%	83.3	55.8%	—
Adjustments	1.9		1.9		—		—
Adjusted gross profit	271.4	38.7%	188.1	34.0%	83.3	55.8%	—

Operating income (expense)	62.4	8.9%	53.1	9.6%	33.5	22.4%	(24.2)
Adjustments	7.4		5.2		—		2.2
Adjusted operating income (expense)	$69.8	9.9%	$58.3	10.6%	$33.5	22.4%	$(22.0)

(1)
Adjustments for the North America business segment represent integration costs, which include severance and benefits costs, professional fees and other charges related to the transition of manufacturing facilities, and other costs to support the continued alignment of the North America business related to the Sealy Acquisition.

(2)	Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy Acquisition.

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of EBITDA and adjusted EBITDA for the three months ended March 31, 2015 and March 31, 2014 in accordance with the Company's senior secured credit facility:

	Three Months Ended	Three Months Ended
(in millions)	March 31, 2015	March 31, 2014
GAAP net income	$23.4	$27.4
Interest expense	20.4	22.2
Income taxes	10.3	11.5
Depreciation & amortization	21.8	24.0
EBITDA	$75.9	$85.1

Adjustments for financial covenant purposes:
Redemption value adjustment on redeemable non-controlling interest, net of tax(1)	1.0	—
Integration costs (2)	11.5	6.3
Other costs (3)	2.1	—
Adjusted EBITDA	$90.5	$91.4

(1)
Redemption value adjustment on redeemable non-controlling interest represents a $1.0 million adjustment, net of tax, to increase the carrying value of the redeemable non-controlling interest as of March 31, 2015.

(2)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition.

(3)	Other costs represent additional costs incurred in connection with the proxy solicitation campaign being conducted by a shareholder of the Company for the 2015 Annual Meeting and related issues.

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA and adjusted EBITDA for the twelve months ended March 31, 2015 in accordance with the Company's senior secured credit facility:

Twelve Months Ended
(in millions)	March 31, 2015
Net income	$104.9
Interest expense	90.1
Income taxes	63.7
Depreciation & amortization	87.5
EBITDA	$346.2

Adjustments for financial covenant purposes:
Redemption value adjustment on redeemable non-controlling interest, net of tax (1)	1.0
Loss on disposal of business (2)	23.2
Integration costs (3)	45.5
Financing costs (4)	1.3
Other income (5)	(15.6)
Other costs (6)	2.1
Adjusted EBITDA	$403.7

(1)
Redemption value adjustment on redeemable non-controlling interest represents a $1.0 million adjustment, net of tax, to increase the carrying value of the redeemable non-controlling interest as of March 31, 2015.

(2)	Loss on disposal of business represents costs associated with the disposition of the three Sealy U.S. innerspring component production facilities and related equipment.
(3)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition.

(4)	Financing costs represent costs incurred in connection with the amendment of our senior secured credit facility.
(5)	Other income includes certain other non-recurring items, including income from a partial settlement of a legal dispute.
(6)	Other costs represent additional costs incurred in connection with the proxy solicitation campaign being conducted by a shareholder of the Company for the 2015 Annual Meeting and related issues.

This information is presented solely for the purpose of providing information to investors regarding the Company's compliance with certain financial covenants in its senior secured credit facility that are based on adjusted EBITDA.

Reconciliation of total debt to consolidated funded debt less qualified cash

The following table sets forth the reconciliation of the Company's reported total debt to the calculation funded debt less qualified cash as of March 31, 2015. "Consolidated funded debt" and "qualified cash" are terms used in the Company's senior secured credit facility for purposes of certain financial covenants.

(in millions)	As of March 31, 2015
Total debt	$1,602.6
Plus:
Letters of credit outstanding	17.3
Consolidated funded debt	$1,619.9
Less:
Domestic qualified cash (1)	15.7
Foreign qualified cash (1)	17.6
Consolidated funded debt less qualified cash	$1,586.6

(1)
Qualified cash as defined in the credit agreement equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

Calculation of consolidated funded debt less qualified cash to Adjusted EBITDA

($ in millions)	As of March 31, 2015
Consolidated funded debt less qualified cash	$1,586.6
Adjusted EBITDA	403.7
	3.93	times	(1)

(1)
The ratio of consolidated debt less qualified cash to adjusted EBITDA was 3.93 times, within the Company's financial covenant under its senior secured credit facility, which requires this ratio be less than 4.75 times at March 31, 2015.

Constant Currency Information

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.